UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
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BANK7 CORP.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 9, 2021
Dear Fellow Shareholder:
We invite you to attend our 2021 Annual Meeting of Shareholders of Bank7 Corp. to be held at the Bank7 corporate offices located at 1039 N.W. 63rd Street, Oklahoma City, Oklahoma 73116 on May 20, 2021 at 11:30 a.m., Central Time.
The Notice of the Annual Meeting and Proxy Statement accompanying this letter provide information concerning matters to be considered and acted upon at the meeting. Immediately following the meeting, a report on our operations will be presented, including a question-and-answer and discussion period. Our 2020 results are presented in detail in our Annual Report.
Your vote is very important. We encourage you to read the Proxy Statement and vote your shares as soon as possible. Whether or not you plan to attend, you can be sure your shares are represented at the Annual Meeting by promptly submitting your vote by the Internet, by telephone or, if you request a paper copy of the proxy materials and receive a proxy card, by mail.
Thank you for investing in Bank7 Corp. We look forward to seeing you May 20th.
Sincerely,

Chairman of the Board

Director, President and Chief Executive Officer

BANK7 CORP.
NOTICE OF ANNUAL MEETING
The Annual Meeting of Shareholders of Bank7 Corp. (the “Company,” “we,” “our,” or “us”) will be held at the Bank7 corporate offices located at 1039 N.W. 63rd Street, Oklahoma City, Oklahoma 73116 on May 20, 2021 at 11:30 a.m., Central Time.
The Annual Meeting is for the purpose of considering and acting upon:
1.	The approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to provide for the declassification of our board of directors;
2.	If Proposal 1 to declassify our board of directors is approved, the election of eight nominees nominated by our board of directors and named in the proxy statement;
3.
If Proposal 1 to declassify our board of directors is not approved, the election of the three directors nominated by our board of directors and named in the proxy statement to serve as Class III directors to serve for a three-year term;

4.	The ratification of the appointment of BKD LLP as the independent registered public accounting firm for the year 2021; and
5.	The transaction of such other matters that properly come before the Annual Meeting or any adjournments thereof.
The board of directors has fixed the close of business on March 26, 2021 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.
BY ORDER OF THE BOARD OF DIRECTORS

John T. Phillips
Director, Senior Executive Vice President, Chief
Operating Officer and Secretary
April 9, 2021
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2021
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

IMPORTANT VOTING INFORMATION
If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required under the rules of the NASDAQ.
If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NASDAQ rules to vote your shares on the ratification of the appointment of BKD LLP as independent registered public accounting firm for the year 2021 (Proposal 4), even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the declassification of our board of directors (Proposal 1), the election of directors (Proposal 2), or the election of Class III directors (Proposal 3) without instructions from you. Therefore, if you are a beneficial owner and do not provide your broker with instructions on that matter, a broker non-vote will occur and your shares will not be voted on that matter. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.
INTERNET AVAILABILITY OF PROXY MATERIALS
We are making our proxy materials available by the Internet to expedite your receipt of these materials, reduce the cost of printing and distributing the proxy materials and lower the cost and environmental impact of our Annual Meeting. Beginning on April 9, 2021, we mailed or e-mailed to some of you a “Notice of Internet Availability of Proxy Materials” with instructions on how to access our proxy materials over the Internet (or, at your preference, on how to request paper copies of the materials) and how to vote. If you received a notice and would prefer to receive paper copies of the proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.
MORE INFORMATION IS AVAILABLE
If you have any questions about the proxy voting process, please contact the broker, bank or other financial institution where you hold your shares. The Securities and Exchange Commission (“SEC”) also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a shareholder.
Additionally, you may contact our Investor Relations Department at investorrelations@bank7.com.

BANK7 CORP.
PROXY STATEMENT
i

PROXY STATEMENT
QUESTIONS AND ANSWERS
Q:	What am I voting on?
A:	You are voting on:
•	A proposal to amend our Amended and Restated Certificate of Incorporation to declassify our board of directors (Proposal 1).
•
If Proposal 1 is approved, the election of the following eight directors Charles W. Brown, William M. Buergler, Teresa L. “Tracy” Dick, William B. “Brad” Haines, John T. “J.T.” Phillips, J. Michael Sanner, Thomas L. “Tom” Travis, and Gary D. Whitcomb each for a one-year term or until his or her successor is elected and qualified (Proposal 2);

•
If Proposal 1 is not approved, the election of the following three directors Teresa L. “Tracy” Dick, William B. “Brad” Haines and Gary D. Whitcomb, each for a three-year term or until his or her successor is elected and qualified (Proposal 3); and

•	A proposal to ratify the appointment of BKD LLP as the independent registered public accounting firm for the year 2021 (Proposal 4).
Q:	Who is entitled to vote at the Annual Meeting?
A:
Holders of the common stock of Bank7 Corp. (the “Company,” “we,” “our,” or “us”) as of the close of business on March 26, 2021 (the “Record Date”) are entitled to vote at the annual meeting of the shareholders (the “Annual Meeting”).

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials (the “Notice”) this year instead of a full set of proxy materials?
A:
In accordance with Securities and Exchange Commission (“SEC”) rules, we are providing access to our proxy materials over the Internet. As a result, we have sent to most of our shareholders a Notice instead of a paper copy of the proxy materials. The Notice contains instructions on how to access the proxy materials over the Internet and how to request a paper copy. In addition, shareholders may request to receive future proxy materials in printed form by mail or electronically by e-mail. A shareholder’s election to receive proxy materials by mail or e-mail will remain in effect until the shareholder terminates or changes it.

Q:	How do I vote?
A:	You may vote by following any of the following methods.
•
Internet. Vote on the Internet at www.proxyvote.com by following the online instructions. Shareholders submitting proxies or voting instructions via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that will be borne by the shareholder. If you have Internet access, we encourage you to record your vote on the Internet. The deadline for voting through the Internet is 11:59 p.m. Eastern Time on May 19, 2021.

•	Telephone. Vote by telephone by calling 1-800-690-6903 and follow the instructions provided by the recorded message. The deadline for voting by telephone is 11:59 p.m. Eastern Time on May 19, 2021.
•
Mail. If you requested to receive a paper copy of the proxy materials, you may vote by completing, signing, and dating the proxy card and returning it in the enclosed, postage-paid envelope. If you return your signed proxy card but do not indicate your voting preference, your card will be voted (i) for the proposal to amend our Amended and Restated Certificate of Incorporation to declassify our board of directors, (ii) if Proposal 1 is approved, in favor of the election of all eight director nominees, (iii) if Proposal 1 is not approved, in favor of the election of all three nominees as Class III directors, and (iv) for the proposal to ratify the appointment of BKD LLP.

•
Meeting. You may attend and vote at the Annual Meeting. You have the right to revoke your proxy any time before the Annual Meeting, and shareholders who attend the meeting may withdraw their proxies and vote in person if they wish. If you are a beneficial owner whose shares are held of record by a broker, you must obtain a legal proxy to vote those shares in order to attend the meeting.

Q:	Who will count the votes?
A:	Broadridge Corporate Solutions, Inc., our transfer agent, will tabulate the votes.
Q:	What should I do if I receive more than one proxy card?
A:
If you receive more than one Notice or proxy card, it indicates that you own shares in more than one account or that your shares are registered in more than one name. You should vote the shares represented by all Notices or proxy cards you receive.

Q:	What constitutes a quorum at the Annual Meeting?
A:
On the Record Date there were 9,049,422 shares of our common stock issued and outstanding. Each share is entitled to one vote on all matters voted on at the Annual Meeting. A majority of the outstanding shares present or represented by proxy will be a quorum for the Annual Meeting. If you submit a properly executed proxy card, you will be considered part of the quorum. Abstentions and shares held for you by your broker or nominee (broker shares) that are voted on any matter are included in the quorum.

Q:	Who may attend the Annual Meeting?
A:
All shareholders of record as of the Record Date may attend, although seating is limited. If you are a beneficial owner whose shares are held of record by a broker, you must obtain a legal proxy to vote those shares from your broker to attend the meeting.

Q:	What percentage of our stock did our directors and executive officers own on the Record Date?
A:	Together, they owned approximately 55.94% of our issued and outstanding common stock.
Q:	Who pays for this proxy solicitation and how will solicitation occur?
A:
Our board of directors is soliciting this proxy, and we will pay the cost of the solicitation. In addition to the use of the mail, our employees may solicit proxies personally or by telephone, fax, or electronic mail, without additional compensation. Banks, brokerage houses, and other nominees and fiduciaries are requested to forward the proxy material to beneficial owners of our stock and to obtain authorization to execute proxies on behalf of the beneficial owners. Upon request, we will reimburse these parties for their reasonable expenses in forwarding proxy material to beneficial owners.

PROPOSAL 1—APPROVAL OF AN AMENDMENT TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
TO PROVIDE FOR THE ANNUAL ELECTION OF ALL DIRECTORS
After careful consideration, on March 25, 2021, our board of directors unanimously approved and declared advisable, and resolved to recommend to our shareholders that they approve the adoption of, an amendment to our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to declassify the board of directors effective at this Annual Meeting. Declassifying the board of directors will allow our shareholders to vote on the election of our entire board of directors each year, rather than on a staggered basis as with our current classified board structure.
If approved by our shareholders, our Certificate of Incorporation will be amended during the Annual Meeting to provide for the annual election of all directors and all eight nominees for director will be proposed for election (see Proposal 2). As of March 25, 2021, each of our directors whose term does not expire at the 2021 Annual Meeting has tendered his or her contingent resignation, which will only become effective upon shareholder approval of this Proposal 1. If our shareholders do not approve this Proposal 1, our board will remain classified, the contingent resignations will not become effective, and our shareholders will instead be asked to elect only those three Class III directors proposed for election (see Proposal 3).
Current Classified Board Structure
Under the Fifth Article of our Certificate of Incorporation, the board of directors is currently separated into three classes nearly equal in size. Absent the earlier resignation or removal of a director, each year the shareholders are asked to elect the directors comprising one of the classes for a three-year term. The term of the current Class III directors is set to expire at this Annual Meeting. The term of the Class I directors is set to expire in 2022 and the term of the Class II directors is set to expire in 2023. Under the current classified board structure, shareholders may only elect approximately one-third of the Board of Directors each year.
Reasons for Declassifying the Board of Directors
The board of directors considered a number of factors that favor continuing with a classified board structure, as well as a number of factors that favor adopting a declassified board structure. Ultimately, after weighing the various factors, the board of directors determined that it would be in the best interests of the Company and our shareholders to amend our Certificate of Incorporation to declassify the board. The text of the proposed amendments to the Certificate of Incorporation is set forth in Appendix A.
A classified board structure has a number of advantages. It allows a majority of the board to remain in place from year to year, which promotes continuity, stability, and encourages the board to plan for long-term goals. Further, at any one time, approximately two-thirds of the elected board has experience with the business and operations of the company it manages. Unless a corporation’s certificate of incorporation provides otherwise, directors on a classified board can only be removed with cause. The “for cause” removal requirement traditionally associated with classified boards can provide effective protection against unwanted acquisition offers or attempts to gain control.
The board of directors also recognizes that a classified board structure can be viewed as diminishing a board’s accountability to shareholders, because such a structure does not enable shareholders to express a view on each director’s performance by means of an annual vote. Annual voting allows shareholders to express their views on the individual performance of each director and on the entire board of directors more frequently than with a classified board structure, which provides shareholders a more active role in shaping and implementing corporate governance policies. Moreover, many institutional investors believe that the election of directors is the primary means for shareholders to influence corporate governance policies and to hold management accountable for implementing those policies. Public companies with classified boards also face increased scrutiny from proxy advisory firms.
After weighing the factors above, among other things, the board of directors determined that retaining a classified board structure is no longer in the best interests of the Company and its shareholders. For this reason, the board of directors approved and declared advisable the amendments to our Certification of Incorporation set forth in the Certificate of Amendment attached hereto as Appendix B (the “Declassification Certificate of Amendment”), and recommends that our shareholders vote to approve the adoption of such amendments.
If the shareholders approve the adoption of the amendments to our Certificate of Incorporation pursuant to this proposal, such amendments will become effective upon the filing of the Declassification Certificate of Amendment with the Secretary of State of the State of Oklahoma. We intend to file the Declassification Certificate of Amendment to effect these amendments to our Certificate of Incorporation during the Annual Meeting immediately after the requisite vote for this Proposal 1 is obtained. Our Board of Directors will then be declassified immediately, so that every director will stand for election at this Annual Meeting (and thereafter) for one-year terms.
Approval of the adoption of the amendments to the Certificate of Incorporation to eliminate the classified Board of Directors requires the affirmative vote of the holders of a majority of the shares of common stock issued and outstanding as of the record date.
The board of directors recommends a vote “FOR” the elimination of our Classified Board of Directors.

PROPOSAL 2—ELECTION OF DIRECTORS
If our shareholders approve Proposal 1 at the Annual Meeting, our shareholder will be asked to consider eight nominees for election to our board of directors to serve for a one-year term until the annual meeting of shareholders in 2022. If our shareholders do not approve Proposal 1, this Proposal 2 will not be submitted to a vote of our shareholders at the Annual Meeting, and instead Item 3 (Election of Class III Directors) will be submitted in its place.
Our board of directors is currently classified into the following three classes, with members of each class serving a three-year term: (i) Class I, which consists of two directors elected for a term expiring at the annual shareholders’ meeting to be held in 2022; (ii) Class II, which consists of three directors elected for a term expiring at the annual shareholders’ meeting to be held in 2023; and (iii) Class III, which consists of three directors elected for a term expiring at the annual shareholders’ meeting to be held in 2021. At each annual shareholders’ meeting directors elected to succeed those directors whose terms then expire will be elected for a term of office to expire at the third succeeding annual shareholders’ meeting after their election. Our directors hold office until their successors are elected and qualified, or until such director’s earlier death, resignation or removal.
Our board of directors has nominated for election Charles W. Brown, William M. Buergler, Teresa L. “Tracy” Dick, William B. “Brad” Haines, John T. “J.T.” Phillips, J. Michael Sanner, Thomas L. “Tom” Travis, and Gary D. Whitcomb, all of whom currently are directors, each to serve for a term of one year or until his or her successor is elected and qualified.
Each nominee must be elected by a plurality of shares voted in this election. The individuals named as proxies on your proxy card will vote for the election of each nominee unless you withhold authorization. Abstentions and broker non-votes will not have any effect on this proposal.
Each nominee has agreed to serve for a one-year term, if elected. If any nominee is unable to stand for election at this Annual Meeting, the Board may either (i) reduce its size or (ii) nominate an alternate candidate, in which case the proxies will be voted for the alternate candidate.
Your Board recommends a vote “FOR” these directors.
DIRECTOR NOMINEES
Following are brief descriptions of the business experience of our director nominees.
Charles W. Brown	Director Since 2018
Mr. Brown, age 71, has served on the board of directors of the Bank since 2016 and was appointed to our board of directors in 2018. Mr. Brown is the owner of Greenbrier Royalty Fund, Black Hawk Mineral Partners, and Century 2000 Mtg., having served as their Chief Executive Officer since each company was formed in 2017, 2009, and 2010, respectively. In addition to these companies, Mr. Brown has owned and served as the Chief Executive Officer of various companies in the energy industry over a 40-year career. Mr. Brown was selected to serve on our board of directors because he provides insight from his experience in the energy space, specifically his knowledge of oil and gas, mineral and royalty interests, and as a successful business owner.
William M. Buergler	Director Since 2018
Mr. Buergler, age 48, is a licensed certified public accountant and has over two decades of accounting and tax experience. Since August 2017, Mr. Buergler has served as Senior Vice President and Chief Accounting Officer of Chesapeake Energy Corporation, or Chesapeake, where he began working in July 2014 as Vice President − Tax. On June 28, 2020, Chesapeake filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code. Effective February 9, 2021, Chesapeake obtained approval from the bankruptcy court to emerge bankruptcy protection, after which, Mr. Buergler maintained his position as Chief Accounting Officer. Before joining Chesapeake, Mr. Buergler worked for two public accounting firms: Ernst & Young LLP, where he served as a Partner from 2009 to 2014 and as a Senior Manager from 2002 to 2008; and Arthur Andersen LLP, where he served from 1996 to 2002. Mr. Buergler currently sits on the board of directors of the Regional Food Bank of Oklahoma, or RFBO, and previously served as Chairman and Treasurer of the RFBO Foundation Board. Mr. Buergler holds B.S. and M.S. degrees in Accounting from Oklahoma State University. Mr. Buergler’s tax and accounting acumen and his leadership experience, both in the workplace and the community, qualify him to serve on our board of directors.

Teresa L. “Tracy” Dick	Director Since 2021
Ms. Dick, age 51, has served on the board of directors since March 2021. Ms. Dick has served as Executive Vice President, Chief Accounting Officer and Assistant Secretary of Diamondback Energy, Inc. (“Diamondback”) since February 2019. Prior to her current position with Diamondback, she served as Diamondback’s Executive Vice President and Chief Financial Officer from January 2017 to February 2019, Senior Vice President and Chief Financial Officer from November 2009 to January 2017, and Corporate Controller since joining Diamondback in November 2007. Before joining Diamondback, Ms. Dick held a key management position as the Controller/Tax Director at Hiland Partners, a publicly-traded midstream energy master limited partnership. Ms. Dick has over two decades of accounting experience, including public company experience in both audit and tax areas. Ms. Dick received her Bachelor of Business Administration degree in Accounting from the University of Northern Colorado. Ms. Dick is a certified public accountant and a member of the American Institute of CPAs and the Council of Petroleum Accountants Societies. Ms. Dick’s tax and accounting experience and her experience as Chief Financial Officer and Chief Accounting Officer of a public company qualify her to serve on our board of directors.
William B. “Brad” Haines	Director Since 2004
Mr. Haines, age 71, is the founder of the Company and has served as the Chairman of the board of directors of the Company since its inception in 2004 and the board of directors of the Bank since the Company acquired it in 2004. Mr. Haines served as Chief Executive Officer of the Bank from 2004 until 2014 and has owned and operated various private companies in the construction, real estate, ranching, aerospace, aviation, energy and finance industries. He is the founder and owner of Haines Capital Group, where he has served as Chief Executive Officer since 1999. Mr. Haines’ long-term presence on our board of directors, his reputable position in the community and his extensive experience managing businesses qualify him to serve on our board of directors and as Chairman of the Board.
John T. “J.T.” Phillips	Director Since 2004
Mr. Phillips, age 51, has served on the board of directors of each of the Company and Bank since 2004 and actively participates in the execution of our business strategy. Mr. Phillips has served as Senior Executive Vice President and Chief Operating Officer of the Bank since 2015 and as Secretary of the Company since 2004. He served as President of the Company from 2004 to 2018 and as Chief Financial Officer of the Bank from 2004 to 2015. He was appointed as Senior Executive Vice President and Chief Operating Officer of the Company in 2018. Additionally, Mr. Phillips has served as the Chief Financial Officer of Haines Capital Group since 2003 and as an executive and director of various construction, real estate, ranching, aerospace, aviation, energy and finance companies. Mr. Phillips holds a B.S. in Finance/Accounting from Southwestern Oklahoma State University. Mr. Phillips’ leadership experience and understanding of finance and accounting qualify him to serve on our board of directors.
J. Michael Sanner	Director Since 2018
Mr. Sanner, age 68, began his career at the accounting firm of Arthur Andersen LLP after graduating from the University of Pennsylvania with his MBA and has over 37 years of experience providing assurance services to both public and private companies, primarily in the energy sector. Prior to his retirement in June 2013, Mr. Sanner served as Assurance Partner at Ernst & Young LLP. Mr. Sanner currently serves as a member of the Oklahoma Accountancy Board and has been involved in numerous civic, professional and charitable organizations. Mr. Sanner has also been a member of the boards of directors of OGE Energy Corp. and its wholly-owned subsidiary, Oklahoma Gas & Electric Company, since September 2017, serving on the audit committee and the nominating and corporate governance committee. Mr. Sanner was selected to serve on our board of directors because of extensive accounting and auditing experience and his active role in the community.
Thomas L. “Tom” Travis	Director Since 2018
Mr. Travis, age 63, has served on the board of directors of the Company since 2018 and the board of directors of the Bank since 2014. He has served as the President and Chief Executive Officer of the Bank since 2014, and he was appointed President and Chief Executive Officer of the Company in 2018. Mr. Travis has over 35 years of experience in the Texas and Oklahoma banking communities. His banking experience includes managing the commercial banking function, insurance agency and swap desk and co-managing a multi-billion dollar mortgage-

backed securities portfolio, as well as negotiating, closing and integrating eight merger transactions. Prior to joining the Bank, Mr. Travis worked from 1991 to 2014 at IBC Bank, a Texas-based financial institution, where he served in various roles, including President of IBC Bank San Antonio and IBC Bank Oklahoma. Mr. Travis has extensive knowledge and experience running a large commercial bank. His community involvement includes having served in Texas and Oklahoma in various civic, business and philanthropic organizations, including as a United Way Trustee, Trustee of Southwest Research Institute, board member of the San Antonio Chamber of Commerce, Oklahoma City Chamber of Commerce, Oklahoma State Chamber of Commerce, Oklahoma Business Roundtable, Paseo Del Rio Association and many others. Mr. Travis holds a General Business degree from Schreiner University in Kerrville, Texas. Mr. Travis’ many years of banking experience provide invaluable leadership and insight to the board of directors, beginning with the establishment of our strategic direction all the way through the oversight of our execution in all major areas, which qualify him to serve on our board of directors.
Gary D. Whitcomb	Director Since 2018
Mr. Whitcomb, age 74, has served on the board of directors of the Bank since 2010 and was appointed to our board of directors in 2018. Mr. Whitcomb has over 30 years of experience as a real estate broker and real estate investor. He has owned and operated Whitcomb Real Estate Sales & Consulting, selling real estate and investment properties, since 1986. Before beginning his real estate career, Mr. Whitcomb served as a First Lieutenant in the U.S. Air Force. Mr. Whitcomb has served as the Mayor and City Commissioner of Woodward, Oklahoma, and has also served on the board of directors of the Woodward Industrial Foundation, United Way, and Kid’s Inc. Mr. Whitcomb holds a B.S. in Business Administration from the University of Oklahoma with an emphasis in finance, accounting and economics. Mr. Whitcomb was selected to serve on our board of directors because of his leadership expertise and his knowledge of the real estate markets in which we operate.
PROPOSAL 3—ELECTION OF CLASS III DIRECTORS

(PROPOSAL 3 WILL NOT BE ADOPTED IF OUR SHAREHOLDERS APPROVE PROPOSAL 1)
Shareholders will be asked to vote on this Proposal 3 solely in the event that at the Annual Meeting the shareholders do not approve the adoption of the amendments to our Certificate of Incorporation to eliminate our classified board of directors as described in Proposal 1. If the shareholders approve Proposal 1, then we will amend our Certificate of Incorporation to eliminate our classified board of directors by filing the Certificate of Amendment with the Secretary of State of the State of Oklahoma during the Annual Meeting as described above, and the shareholders will proceed to vote on Proposal 2 and not this Proposal 3. If, however, the shareholders do not approve Proposal 1, a vote will be taken on this Proposal 3.
If the shareholders do not approve Proposal 1, each of the following are nominated for election to serve a three-year term as a Class III director on the board of directors and will be subject to re-election at the 2024 annual meeting: Teresa L. “Tracy” Dick, William B. “Brad” Haines and Gary Whitcomb.
Each nominee has agreed to serve for a three-year term, if elected. If any nominee is unable to stand for election at this Annual Meeting, the board may either (i) reduce its size or (ii) nominate an alternate candidate, in which case the proxies will be voted for the alternate candidate.
Our board of directors unanimously recommends a vote “FOR” the election of these nominees to serve as Class III directors.
EXECUTIVE OFFICERS
The following paragraph contains certain information about our executive officers other than William B. Haines, Thomas L. Travis and John T. Phillips, whose biographical information is included under the heading “Directors” above.
Kelly J. Harris, age 41, joined the Bank in 2012, initially as Controller and then as Vice President and Chief Financial Officer beginning in 2015. He was appointed as Senior Vice President and Chief Financial Officer of the Company in 2018. Prior to joining the Bank, Mr. Harris worked in the tax and audit departments at Cole & Reed P.C. Mr. Harris is involved in the local community and serves as the Treasurer of Health Alliance for the Uninsured. Mr. Harris is a licensed Certified Public Accountant and a member of the AICPA and the Oklahoma Society of CPAs. Mr. Harris holds a B.S. in Accounting from the University of Central Oklahoma and a B.A. in Sociology from the University of Oklahoma.

Jason E. Estes, age 42, has served as director, Executive Vice President and Commercial Loan Manager of the Bank since 2016. He was appointed as Chief Credit Officer of the Company and the Bank in 2018. Mr. Estes has 17 years of experience in the banking industry. He began his career at Local Oklahoma Bank in 2001 and became an officer of IBC Bank-Oklahoma in 2004 when it acquired Local Oklahoma Bank. Mr. Estes served in such capacity from 2004 until 2014 when he was promoted to Executive Vice President and Commercial Lending Manager of IBC Bank-Oklahoma. Mr. Estes held the position of Executive Vice President and Commercial Lending Manager of IBC Bank-Oklahoma from 2014 until he joined the Bank in 2016. Mr. Estes has extensive ties to the Oklahoma City community. Mr. Estes earned a B.B.A. degree, with a focus in Finance, at the University of Central Oklahoma, and an A.S. degree in General Studies at Northern Oklahoma College. Mr. Estes was selected to serve on the board of directors of the Bank because of his banking experience and leadership skills.
Douglas A. Haines, age 64, has served as a director and Regional President for Western Oklahoma and Kansas of the Bank since 2016. Prior to joining the Bank, he spent 12 years as Chief Financial Officer and Assistant City Manager for the City of Woodward, Oklahoma, managing its finances and assisting with oversight of all departments. Mr. Haines has served on a number of local and state boards, including as president of the City Management Association of Oklahoma. In addition, he was appointed to serve on a special task force by Governor Mary Fallin, and he shared the honor as co-recipient for the Oklahoma Public Official of the Year in 2005. Mr. Haines holds a B.S. in Business Administration from Southern Nazarene University with a minor in Accounting. Mr. Haines was selected to serve on the board of directors of the Bank because of his knowledge of the Western Oklahoma market and his diverse background in leading both private companies and a municipality.
Lisa K. Haines, age 50, has served on the board of directors of each of the Company and the Bank since 2004. Ms. Haines has served as Senior Vice President and Chief Marketing Officer of the Bank since it was acquired by the Company in 2004. Ms. Haines resigned from the board of directors of the Company in 2018 but continues to serve as director of the Bank. Before joining the Bank, Ms. Haines spent over 10 years working in sound mixing and sound engineering. Ms. Haines holds a B.A. in Journalism, Radio, TV, and Film from the University of Oklahoma. Ms. Haines was selected to serve on the board of directors of the Bank because of her leadership skills and marketing expertise.
Andrew J. Levinson, age 42 joined the Bank in 2019 as Executive Vice President and Regional President of the Tulsa market. Mr. Levinson has 17 years of experience in the banking industry. He began his career at Deloitte and Touche as an auditor in 2000 and then moved to Bank of America in 2003 and became a Vice President. In 2005 Mr. Levinson moved to IBC Bank as an officer and served in that capacity until June of 2014 when he was promoted to President of Tulsa Region for IBC Bank. Mr. Levinson held this position of President of the Tulsa Market of IBC Bank from 2014 until he joined the bank in 2019. Mr. Levinson has extensive ties to the Tulsa community being a third generation Tulsan. He currently serves on the Board of Directors for both the Tulsa Boys Home and The Children’s Hospital at Saint Francis. Mr. Levinson earned a B.B.A. degree in accounting from the University of Tulsa. Mr. Levinson was selected to serve on the board of directors of the Bank because of his banking experience and leadership skills.
BOARD MEETINGS AND COMMITTEES
Our Board conducts its business through meetings of the Board and of its committees. The Board met 12 times during 2020. Each director in office on December 31, 2020 attended more than 75% of the total number of meetings held while such director was in office in 2020 of the Board and the committees on which he served.
Our board of directors believes it is important for all directors to attend the Annual Meeting of shareholders in order to show their support for the Company and to provide an opportunity for shareholders to express any concerns to them. We have adopted a policy that all directors should attend each annual meeting of shareholders unless they are unable to attend by reason of personal or family illness or pressing matters.
CORPORATE GOVERNANCE
Corporate Governance Guidelines. Our board of directors has adopted Corporate Governance Guidelines that set forth the framework within which our board of directors, assisted by the committees of our board of directors, directs the affairs of our organization. The Corporate Governance Guidelines address, among other things, the composition and functions of our board of directors, director independence, compensation of directors, management succession and review, committees of our board of directors and selection of new directors.

Director Independence. Our common stock is listed on the NASDAQ Global Select Market. Accordingly, we are required to comply with the rules of the NASDAQ Stock Market with respect to the independence of directors who serve on our board of directors and its committees. Under the rules of the NASDAQ Stock Market, independent directors must comprise a majority of our board of directors. The rules of the NASDAQ Stock Market, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors.
Our board of directors has evaluated the independence of its members based upon the rules of the NASDAQ Stock Market and the SEC. Applying these standards, our board of directors has affirmatively determined that each of Charles W. Brown, William M. Buergler, Gary D. Whitcomb, J. Michael Sanner, and Teresa “Tracy” L. Dick is an independent director, as defined under the applicable rules. The board determined that each of Chairman Haines, Mr. Travis and Mr. Phillips does not qualify as an independent director because each is an executive officer of the Company. The board of directors has also determined that the members of the Audit Committee and Compensation Committee are independent under the heightened standards of independence required by Sections 5605(c)(2)(A) and 5605(d)(2)(A), respectively, of the NASDAQ rules. In making these determinations, the board of directors considered the banking relationships with directors and their related interests which we enter into in the ordinary course of our business and the compensation arrangements described under “Certain Transaction,” “Executive Compensation” and “Director Compensation.”
Director Qualifications. We believe that our directors should have the highest professional and personal ethics and values. They should have broad experience at the policy-making level in areas relevant to our business. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must represent the interests of all shareholders. When considering potential director candidates, our board of directors also considers the candidate’s character, judgment, diversity, skill set, specific business background and experience in the context of our needs and those of the board of directors.
Controlled Company. The William Bradford Haines Financial Services Trust, the Lisa K. Haines Financial Services Trust, and the Julee S. Lawrence Financial Services Trust (collectively, the “Haines Family Trusts”) control a majority of our outstanding voting power and have made a filing as a group under Section 13(d) of the Exchange Act. Accordingly, we are a “controlled company” within the meaning of the corporate governance standards of NASDAQ Stock Market. As a result, although the members of our Audit Committee are required to be independent, we are not required to have a majority of our board of directors be independent, nor are we required to have a compensation committee or an independent nominating function under the rules of the NASDAQ Stock Market. Notwithstanding the foregoing, we are in full compliance with NASDAQ Global Select Market listing requirements for board independence and committee independence.
Family Relationships. There are no family relationships among the directors of the Company. Our Chairman of the Board is the father of Lisa K. Haines, the Bank’s Executive Vice President and Chief Marketing Officer. In addition, our Chairman of the Board is the brother of Doug Haines, the Bank’s Regional President for Western Oklahoma and Kansas, the uncle of Drew Haines, our Bank’s Vice President – Commercial Lending, and the grandfather of one of the Bank’s employees working in the operations department.
Board of Directors Leadership Structure. It is the practice of the Company to separate the roles of Chairman of the Board and Chief Executive Officer in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting our strategic direction and the day-to-day leadership and performance. The Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for board meetings, presides over meetings of the full board, and facilitates communication among the independent directors and between the independent directors and the Chief Executive Officer. The board of directors further believes that the separation of the duties of the Chief Executive Officer and the Chairman of the Board eliminates any inherent conflict of interest that may arise when the roles are combined.
Executive Sessions. To further strengthen the oversight of the board of directors, our board of directors holds regular executive sessions at which only independent directors are present. The executive sessions are presided over by the Chairman of the Audit Committee, who is an independent director.
Code of Conduct and Ethics. Our board of directors has adopted a Code of Conduct and Ethics Policy, or Code of Conduct, that applies to all of our directors, officers and employees. The Code of Conduct sets forth the standard of conduct that we expect all of our directors, officers and employees to follow, including our Chief Executive Officer and Chief Financial Officer. In addition, our board of directors has adopted a Code of Ethics for the Chief Executive

Officer and senior financial officers that applies to our Chief Executive Officer, our Chief Financial Officer and any other officer serving in a finance function and sets forth specific standards of conduct and ethics that we expect from such individuals in addition to those set forth in the Code of Conduct. Our Code of Conduct and our Code of Ethics for the Chief Executive Officer and senior financial officers are available on our website at www.bank7.com. We expect that any amendments to the Code of Conduct or the Code of Ethics for the Chief Executive Officer and senior financial officers, or any waivers of their respective requirements, will be disclosed on our website, as well as any other means required by NASDAQ Global Select Market rules or the SEC.
Risk Management and Oversight. The board of directors has ultimate authority and responsibility for overseeing our risk management. The board of directors monitors, reviews and reacts to material enterprise risks identified by management. The board receives specific reports from executive management on credit, interest rate, liquidity, transactional, compliance and legal, strategic, and reputational risks and the degree of exposure to those risks. The board of directors helps ensure that management is properly focused on risk by, among other things, reviewing and discussing the performance of senior management and business line leaders. Committees of the board of directors have responsibility for risk oversight in specific areas. The Audit Committee oversees financial, accounting and internal control risk management policies. The Audit Committee also oversees the risk and compliance programs, adherence to management policies and procedures, compliance with regulatory requirements and information technology strategies and activities. The Compensation Committee assesses and monitors risks in our compensation program.
Committees of the Board of Directors
Our board of directors has established standing committees in connection with the discharge of its responsibilities. These committees include the Audit Committee and the Compensation Committee. Our board of directors also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our certificate of incorporation and bylaws.
Audit Committee. Our board of directors has adopted an Audit Committee charter that sets out the responsibilities, authority and specific duties of the Audit Committee. The Audit Committee charter is available on our website at www.bank7.com under the “Investor Relations” tab. Current members of our Audit Committee are William M. Buergler (Committee Chairman), Teresa L. “Tracy” Dick, J. Michael Sanner and Gary D. Whitcomb. The Audit Committee met 6 times in 2020.
Our board of directors has evaluated the independence of each of the members of our Audit Committee and has affirmatively determined that each of the members of our Audit Committee (1) is an independent director under NASDAQ Stock Market rules, (2) satisfies the additional independence standards under applicable SEC rules for audit committee service, and (3) has the ability to read and understand fundamental financial statements. The board of directors has determined that Mr. Buergler qualifies as an “audit committee financial expert,” as defined by the SEC.
The responsibilities of the Audit Committee include the following:
•	overseeing the quality and integrity of regulatory and financial accounting, financial statements, financial reporting processes and systems of internal accounting and financial controls;
•
overseeing the annual independent audit of the Company’s financial statements and internal control over financial reporting, the engagement, compensation and retention of the independent registered public accounting firm and the evaluation of the independent registered public accounting firm’s qualifications, independence and performance;

•	resolving any disagreements regarding financial reporting between management and the independent auditor;
•	overseeing and evaluating the performance of the internal audit function and review;
•	meeting with management and the independent auditor to review the effectiveness of our system of internal control and internal audit procedures, and to address any deficiencies in such procedures;
•	overseeing the effectiveness of the system for monitoring compliance with laws and regulations and the results of any investigation by management;
•	instituting and overseeing any special investigations;

•
establishing and overseeing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential anonymous submission by Company employees of concerns, regarding questionable accounting or auditing matters;

•	reviewing our earnings releases and reports filed with the SEC;
•	preparing the Audit Committee report required by SEC rules to be included in our annual report;
•
reviewing the design of the Company’s enterprise-wide risk management framework, including the process for assessing and managing risks, benchmarks for and major financial risk exposures from such risks, supporting methods, risk policies, and risk inventories, as they relate to credit, interest rate, liquidity, transactional, compliance and legal, strategic and reputational risks;

•
reviewing reports and recommendations provided by senior management or third-party consultants retained by the committee related to Company’s financial, operational, credit, strategic, market, investment, liquidity, reputational and compliance risks;

•	reviewing significant aggregate risk concentrations and other escalations, and approving significant corrective actions recommended by senior management; and
•	handling such other matters that are specifically delegated to the Audit Committee by our board of directors from time to time.
Compensation Committee. Our board of directors has adopted a Compensation Committee charter that sets out the responsibilities, authority and specific duties of the Compensation Committee. The Compensation Committee charter is available on our website at www.bank7.com under the “Investor Relations” tab. Current members of our Compensation Committee are J. Michael Sanner (Committee Chairman), William M. Buergler, and Charles W. Brown. The Compensation Committee met 3 times in 2020.
Our board of directors has evaluated the independence of each of the members of our Compensation Committee and has affirmatively determined that each of the members of our Compensation Committee meets the definition of an “independent director” under NASDAQ Stock Market rules, including the additional independence standards for members of the Compensation Committee. Our board of directors has also determined that each of the members of the Compensation Committee qualifies as a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act. All compensation, equity awards and transactions subject to Section 16 of the Exchange Act will be approved by a committee or subcommittee of the board of directors that is composed solely of two or more “non-employee directors.”
The Compensation Committee has the following responsibilities:
•
reviewing, determining, and recommending to the board for its confirmation, the annual compensation, annual incentive opportunities and any other matter relating to the compensation of the Company’s executive officers;

•	monitoring and evaluating the risks related to the Company’s compensation programs and practices;
•	reviewing and comparing compensation practices of any relevant peer group in order to assist in the committee’s evaluation of the appropriateness of the Company’s compensation practices and programs;
•
reviewing, approving and administering each of the Company’s non-qualified deferred compensation plans and annual incentive plans, and performing such other duties and responsibilities as may be assigned to the committee under the terms of those plans;

•
annually reviewing and recommending to the board the annual director’s compensation and any additional compensation for services on committees of the board, service as a committee or board chairman, meeting fees or any other benefit payable by virtue of the director’s position as a member of the board;

•	reviewing the performance of the executive officers for each fiscal year;

•
reviewing and determining, and recommending to the board of directors for its confirmation, the establishment of the performance measures applicable to each performance-based cash incentive and equity incentive award to be made under any plan, and the applicable performance targets for each such performance measure for each such award granted under any plan;

•
overseeing and making recommendations to the board of directors regarding the Company’s compliance with SEC rules and regulations regarding shareholder approval of certain executive compensation matters, including advisory votes on executive compensation and golden parachute compensation, and the requirement under the NASDAQ rules that, with limited exceptions, shareholders approve equity compensation plans; and

•	performing any other duties or responsibilities the board may expressly delegate to the committee from time to time on matters relating to the Company’s compensation programs.
Nominating and Corporate Governance Committee. The Board has adopted a Nominating and Corporate Governance Committee charter that sets out the responsibilities, authority and specific duties of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance charter is available on our website at www.bank7.com under the “Investor Relations” tab. Current members of our Nominating and Corporate Governance Committee are Gary D. Whitcomb (Committee Chairman), Charles W. Brown and Teresa L. “Tracy” Dick. The Nominating and Corporate Governance Committee met 2 times in 2020.
The Board has adopted a Nominating and Corporate Governance Committee charter that sets out the responsibilities, authority and specific duties of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance charter is available on our website at www.bank7.com under the “Investor Relations” tab.
Our board of directors has evaluated the independence of each of the members of our Nominating and Corporate Governance Committee and has affirmatively determined that each of the members of our Nominating and Corporate Governance Committee meets the definition of an “independent director” under NASDAQ Stock Market rules.
The Nominating and Corporate Governance Committee has the following responsibilities:
•	Identifying individuals qualified to become directors, consistent with the criteria approved by the Board, and recommending such director nominees for election to the Board;
•	Developing and recommending to the Board a set of corporate governance guidelines applicable to the Company;
•	Overseeing the evaluation of the Board and management;
•	Recommending members of the Board to serve on committees of the Board and evaluating the operations and performance of such committees;
•	Overseeing and approving the management succession process; and
•	Otherwise taking a leadership role in shaping the corporate governance of the Company.
The Nominating and Corporate Governance Committee will also consider director nominees put forward by shareholders. Our bylaws contain provisions that address the process by which a shareholder may nominate an individual to stand for election to the board of directors at an annual or special meeting. The Nominating and Corporate Governance Committee does not have any specific minimum qualifications that director nominees must have in order to be considered to serve on the board of directors. However, the Nominating and Corporate Governance Committee does take into consideration areas of expertise that director nominees may be able to offer, including professional experience, knowledge, abilities and industry knowledge or expertise. The Nominating and Corporate Governance Committee also considers the director nominees’ potential contribution to the overall composition and diversity of the board of directors.

DIRECTOR COMPENSATION
The following table sets forth compensation paid to the Company’s directors during 2020.
Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards ($)(2)	Total ($)
Charles W. Brown	$24,000	$9,245	$33,245
William M. Buergler	$36,000	$13,868	$49,868
J. Michael Sanner	$36,000	$13,868	$49,868
Gary D. Whitcomb	$30,000	$9,245	$39,245
Lonny D. Wilson(3)	$24,000	$9,245	$33,245
(1)
We pay our non-employee directors $2,000 per Board or Committee meeting and pay the Chairmen of our committees $3,000 per Board or Committee meeting. When Board and Committee meetings are held on the same day, the directors will only receive the fee for one meeting.

(2)
The amounts presented in this column are computed in accordance with ASC 718 and represent the grant date fair values for 500 shares of restricted stock awarded to each of Messrs. Brown, Whitcomb and Wilson and 750 shares to Messrs. Buergler and Sanner on January 6, 2020. The closing market price of our common stock on the day of grant was $18.49 per share. These grants vest in three equal installments over a three-year period.

(3)	Mr. Wilson passed away on January 25, 2021.
COMMON STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS
The shares of our common stock that were beneficially owned on the Record Date by each person who is a director nominee or was a director or NEO on that date and by all directors and executive officers as a group are shown below.
Name	Amount and Nature of Beneficial Ownership (1)	Percentage of Shares Outstanding (2)
William B. Haines	2,896,512(3)	32.01%
Thomas L. Travis	389,963(4)	4.30%
John T. Phillips	246,772(5)	2.72%
Charles W. Brown	1,350	*
William M. Buergler	3,000(5)	*
Gary D. Whitcomb	2,500	*
J. Michael Sanner	6,500(6)	*
Teresa L. Dick	0	-
All Directors and Executive Officers as a Group (13 persons)	5,090,662	55.94%
*	Less than one percent of shares outstanding
(1)
Beneficial ownership is defined by rules of the SEC and includes shares that the person has or shares voting or investment power over and shares that the person has a right to acquire within 60 days from March 26, 2021. Beneficial ownership totals include: 15,000 shares for Mr. Travis; 10,000 shares for Mr. Phillips; and 45,561 shares for all directors and executive officers as a group, that are subject to presently exercisable Company stock options.

(2)
In calculating the percentage ownership of each named individual and the group, the number of shares outstanding includes any shares that the person or the group has the right to acquire within 60 days of March 26, 2021.

(3)	William B Haines is the trustee of the William B. Haines Financial Services Trust which owns 2,896,512 shares of common stock of the Company.
(4)	Thomas L. Travis has pledged 300,000 shares of common stock to secure a loan used to pay the income taxes in connection with the Company’s grant of common stock to Mr. Travis in 2019.
(4)	John T Phillips is the trustee of the John T. Phillips Revocable Trust which owns 228,000 shares of common stock of the Company.
(5)	William M. Buergler is the trustee of the KLB Revocable Family Trust Dated October 12, 2017, which owns 1,000 shares of the common stock of the Company.
(6)
J. Michael Sanner is the co-trustee of the J. Michael Sanner Revocable Trust, which owns 3,500 shares of the common stock of the Company. Mr. Sanner’s spouse owns 1,000 shares of the common stock of the Company.

OWNERS OF MORE THAN 5% OF THE COMPANY’S COMMON STOCK
Beneficial owners of more than 5% of the common stock are required to file certain ownership reports under the federal securities laws. The following table shows the common stock beneficially owned by persons who have filed these reports reporting beneficial ownership that exceeds 5% of our outstanding common stock on December 31, 2020.
Name	Amount and Nature of Beneficial Ownership (1)	Percentage of Shares Outstanding (2)
Haines Family Trusts(3)	5,759,565	63.68%
William Bradford Haines Financial Services Trust, Mr. Haines as trustee(4)	2,896,512	32.02%
Lisa K. Haines Financial Services Trust, Ms. Haines as beneficiary; and Lisa Haines, individually(5)	1,435,126	15.85%
Julee S. Lawrence Financial Services Trust, Ms. Thummel as beneficiary(6)	1,430,864	15.83%
FJ Capital Management, LLC(7)	490,015	5.42%
(1)
Beneficial ownership is defined by rules of the SEC and includes shares that the person has or shares voting or investment power and shares that the person has a right to acquire within 60 days from March 26, 2021.. Beneficial ownership total 2,937 shares for Ms. Haines that are subject to presently exercisable Company stock options. A decision to disclaim beneficial ownership or to include shares held by others is made by the shareholder, not by the Company.

(2)
In calculating the percentage ownership of each named individual and the group, the number of shares outstanding includes any shares that the person or the group has the right to acquire within 60 days of March 26, 2021.

(3)
The William Bradford Haines Financial Services Trust, the Lisa K. Haines Financial Services Trust, and the Julee S. Lawrence Financial Services Trust have filed a Schedule 13D as a group under Section 13(d) of the Securities Exchange Act of 1934.

(4)	The address of William Bradford Haines Financial Services Trust is1039 N.W. 63rd Street, Oklahoma City, Oklahoma 73116.
(5)
The address of Lisa K. Haines Financial Services Trust is 1039 N.W. 63rd Street, Oklahoma City, Oklahoma 73116. Lisa K. Haines is a beneficiary of the Lisa K. Haines Financial Services Trust. Lisa K. Haines owns 1,324.787 shares in her individual capacity.

(6)	The address of Julee S. Lawrence Financial Services Trust is 1039 N.W. 63rd Street, Oklahoma City, Oklahoma 73116. Julee S. Thummel is a beneficiary of the Julee S. Lawrence Financial Services Trust.
(7)
Consists of 465,758 shares of common stock held by Financial Opportunity Fund LLC and 24,257 shares common stock held by a managed account that FJ Capital Management manages, of which FJ Capital Management LLC is the managing member; as such, the FJ Management, LLC may be deemed to be a beneficial owner of the reported shares but disclaims beneficial ownership. Martin Friedman is the Managing Member of FJ Capital Management LLC; as such, Mr. Friedman may be deemed to be a beneficial owner of the reported shares but Mr. Friedman disclaims beneficial ownership. The address for each reported owner is 1313 Dolley Madison Blvd, Ste 306, McLean, VA 2210

EXECUTIVE COMPENSATION
Our named executive officers for 2020, which consist of our principal executive officer and the two other most highly compensated executive officers, are:
•	William B. Haines, Chairman of the Board of the Company and the Bank;
•	Thomas L. Travis, President and Chief Executive Officer of the Company and the Bank; and
•	John T. Phillips, Senior Executive Vice President and Chief Operating Officer of the Company and the Bank
Summary Compensation Table
The following table sets forth information regarding the compensation paid, awarded to, or earned for our fiscal years ended December 31, 2020 and 2019 for each of our named executive officers.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Other Compensation ($)(6)	Total Compensation ($)
William B. Haines Chairman	2020	467,308	145,000		32,977	645,825
Thomas L. Travis President & CEO	2020	465,385	345,000(2)	91,550(3)	30,604	932,539
	2019	398,377	150,000	5,316,407(4)(5)	28,603	5,893,387
John T. Phillips Senior EVP and COO	2020	336,538	145,000	73,240(3)	18,686	573,465
	2019	298,762	150,000	5,409,563(4)(5)	19,194	5,877,518
(1)	Discretionary cash bonuses.
(2)	Includes $145,000 of deferred compensation from prior year.
(3)
Represents the grant date fair value for stock awards granted in 2020 calculated in accordance with ASC 718. See discussion in Footnote 14 to the Company’s audited financial statements contained in the Form 10-K for the fiscal year ended December 31, 2020.

(4)
Represents the grant date fair value for stock awards granted in 2019 calculated in accordance with ASC 718. See discussion in Footnote 14 to the Company’s audited financial statements contained in the Form 10-K for the fiscal year ended December 31, 2019.

(5)
On September 5, 2019, our controlling shareholders, the Haines Family Trusts, completed the previously announced transfer of approximately 6.5% of our outstanding common stock to Messrs. Travis, Phillips and Estes. This was accomplished in two steps: (1) the Haines Family Trusts transferred an aggregate of 656,925 shares of stock to us as a capital contribution; and (2) we issued that same number of shares to Messrs. Travis, Phillips and Estes under the Plan. A total of 149,425 shares were withheld for income taxes and Messrs. Travis, Phillips and Estes received an aggregate of 507,500 shares (net of shares withheld for taxes) with Mr. Travis receiving 300,362 shares, Mr. Phillips receiving 305,625 shares and Mr. Estes receiving 50,938 shares. These shares of stock issued to the executives under the Plan were not subject to any vesting schedule.

(6)	Other Compensation for 2020 includes the following:
Name	Perquisites(i)	Company 401(k) Match(ii)	Life Insurance Premiums	Total “Other Compensation”
William B. Haines	$14,170	$14,250	$4,557	$32,977
Thomas L. Travis	$13,872	$14,250	$2,483	$30,604
John T. Phillips	$3,576	$14,250	$860	$18,686
(i)	Amounts reflect automobile and cell phone allowances and country club membership fees.
(ii)	Amounts reflect Company matching contributions under the Company’s 401(k) plan.
We compensate our named executive officers through a combination of base salary, annual discretionary bonuses, and other benefits, including perquisites. Our board of directors believes the executive compensation packages that we provide to our executives, including the named executive officers, should reward performance. Each element of compensation is designed to achieve a specific purpose and to contribute to a total package that is competitive with similar packages provided by other institutions that compete for the services of individuals like our named executive officers.
Base Salary
We provide each of our named executive officers with a competitive fixed annual base salary. The base salaries for our named executive officers are reviewed annually by the board of directors by taking into account the results achieved by each executive, his or her future potential, scope of responsibilities and experience, and competitive pay practices. Based upon the comprehensive review, the board of directors has determined the base salaries to be equitable and competitive for our market.
Bonuses
Historically, the board of directors has provided discretionary cash bonuses after the end of each fiscal year. The amount of these discretionary awards, if any, has been based on an overall assessment of our performance, while taking into consideration other factors such as market conditions, regulatory changes, accounting changes, tax law changes and other items that may impact our strategic direction. Based on the profitability of the Company, we set aside on a monthly basis a bonus pool to be allocated among the employees at the end of the fiscal year.
We intend to continue to provide annual cash bonuses to reward achievement of financial or operational goals so that total compensation is reflective of actual company and individual performance.
Equity Incentives
The Bank7 Corp. 2018 Equity Incentive Plan, as amended, or 2018 Plan, provides for the issuance of up to 1,357,500 shares of common stock pursuant to awards of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock and stock unit awards, and other forms of equity or cash compensation. The maximum aggregate number of shares of common stock that may be issued pursuant to all awards under the 2018 Plan increases annually on the first day of each fiscal year after the adoption of the 2018 Plan by the lesser of (i) 1.0% of the total issued and outstanding shares of common stock on the first day of the respective fiscal year, (ii) 100,000 shares of common stock, or (iii) a lesser amount determined by our board of directors. As of the record date, a maximum of 694,750 shares were issuable under the 2018 Plan.
The purpose of the 2018 Plan is to provide selected present and future employees and directors of the Company and its subsidiaries and affiliates with stock based incentives and other equity interests in the Company, thereby giving them a stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company.
The 2018 Plan is administered by the Compensation Committee. The Compensation Committee has the ability to make awards under the 2018 Plan, and to select employees and directors who may participate in the 2018 Plan, determine the amount and types of awards, determine the terms and conditions of awards, grant awards as an alternative to, or as the form of payment for grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company; grant substitute awards on terms and conditions as the Compensation Committee may prescribe; make all determinations under the 2018 Plan concerning termination of any participant’s employment or service with the Company; determine whether or not a change-in-control has occurred under the 2018 Plan; construe and interpret the 2018 Plan and any agreement or instrument under the 2018 Plan; establish and administer any terms, conditions, restrictions, limitations, forfeiture, vesting or exercise schedule, and other provisions of or relating to any award; establish and administer any performance goals, including related performance measures or performance criteria and applicable performance periods, determine the extent to which any performance goals and/or other terms and conditions of an award are attained or are not attained, and certify whether, and to what extent, any such performance goals and other material terms applicable to awards under the 2018 Plan intended to qualify as performance-based compensation were in fact satisfied; construe any ambiguous provisions, correct any defects, supply any omissions and reconcile any inconsistencies in the 2018 Plan and/or any award agreement; establish, adopt, amend, waive and/or rescind rules, regulations, procedures, guidelines, forms and/or instruments for the 2018 Plan’s operation or administration; make all valuation determinations relating to awards and the payment or settlement thereof; and grant waivers of terms, conditions, restrictions and limitations under the 2018 Plan or applicable to any award, or accelerate the vesting or exercisability of any award.
As described in the footnotes to the Summary Compensation Table above, we made a one-time special grant of stock made to our named executive officers in 2019. The same number of shares that were granted to the named executive officers were transferred to the Company via capital contribution from our controlling shareholders, the Haines Family Trusts. Because the shares were transferred from the Haines Family Trusts’ personal holdings, the transfer itself did not impact total shareholders’ equity or the number of shares outstanding.

Other Benefits and Perquisites
The named executive officers participate in the Bank’s broad-based employee welfare benefit plans, such as medical, dental, vision, supplemental disability and term life insurance. The named executive officers also participate in the Bank’s 401(k) plan. The Bank matches 100% of an employee’s contribution up to 5% of such employee’s salary (excluding bonuses). The named executive officers are provided the same benefits, and participate in the cost at the same rate, as all other employees.
We provide our named executive officers with certain perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Compensation Committee will review the levels of perquisites and other personal benefits provided to named executive officers. Based on this periodic review, perquisites will be awarded or adjusted on an individual basis. The perquisites received by our named executive officers in 2020 included an automobile and cell phone allowance and the use of the Bank-owned country club membership.
Outstanding Equity Awards at Fiscal Year End 2020
Name	Option Awards					Stock Award
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Thomas L. Travis	9/24/2018	15,000	15,000	19.00	9/19/2018
						9/24/2018	60,000	852,000
						1/06/2020	5,000	71,000
John T. Phillips	9/24/2018	10,000	10,000	19.00	9/19/2028
						1/06/2020	4,000	56,800
(1)	Stock options vest at a rate of 25% per year beginning on the first anniversary of the grant date.
(2)	Restricted Stock Units vest at a rate of 20% per year beginning on the first anniversary of the grant date.
(3)	Calculated using 2020 year-end closing stock price of $14.20 per share.
Potential Payments on Termination or Change in Control
We have entered into Restricted Stock Award Agreements and Stock Option Award Agreements with our named executive officers (the “Participants”). The Restricted Stock Unit Award Agreement and the Stock Option Award Agreements each provide for the vesting of all unvested restricted stock units and stock options, respectively, upon the earlier of (i) the Participant’s death, (ii) the Participant’s disability, or (iii) immediately prior to a “Change in Control” of the Company. Generally, a “Change in Control” consists of one of the following events:
•	a person becoming the beneficial owner of 50% or more of the Company’s then outstanding voting securities;
•	the sale or disposition of all or substantially all of the Company’s assets;
•
individuals serving on the Company’s Board whose election or nomination was approved by a majority of the then incumbent board (outside the context of an election contest), cease to constitute a majority of the Board; and

•
a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

As of December 31, 2020, the value of Mr. Travis’ restricted stock units that would vest upon his death, disability or a Change in Control was $923,000, and the value of Mr. Phillips’ restricted stock units that would vest upon his death, disability or a Change in Control was $56,800. The stock options held by our name executive officer have an exercise price of $19.00 per share and were therefore not “in-the-money” as of December 31, 2020.

RELATED PARTY TRANSACTIONS
Policies and Procedures Regarding Related Party Transactions
Transactions by us or the Bank with related persons are subject to regulatory requirements and restrictions. These requirements and restrictions include the Affiliates Act and the Federal Reserve’s Regulation W (which governs certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors, and principal shareholders). We have adopted policies to comply with these regulatory requirements and restrictions.
In addition, our board of directors has adopted a written policy governing the approval of related person transactions that complies with all applicable requirements of the SEC and the NASDAQ Global Select Market concerning related person transactions. Related person transactions are transactions in which we are a participant, the amount involved exceeds $120,000 and a related person has or will have a direct or indirect material interest. Related persons of the Company include directors (including nominees for election as directors), executive officers, beneficial holders of more than 5% of our capital stock and the immediate family members of these persons. Our executive management team, in consultation with outside counsel, as appropriate, will review potential related person transactions to determine if they are subject to the policy. In determining whether to approve a related person transaction, that committee will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related person’s interest in the transaction, the appearance of an improper conflict of interests for any director or executive officer taking into account the size of the transaction and the financial position of the related person, whether the transaction would impair an outside director’s independence, the acceptability of the transaction to our regulators and the potential violations of other corporate policies.
Ordinary Banking Relationships
Certain of our officers, directors and principal shareholders, as well as their immediate family members and affiliates, are customers of, or have or have had transactions with us or the Bank in the ordinary course of business. These transactions include deposits, loans, wealth management products and other financial services related transactions. Related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. Any loans we originate with officers, directors and principal shareholders, as well as their immediate family members and affiliates, are approved by our board of directors in accordance with the Bank’s regulatory requirements.
As of the date of this proxy statement, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors and principal shareholders, as well as their immediate family members and affiliates.
Employment Arrangements
We currently employ certain immediate family members of our Chairman of the Board in the following capacities: Douglas A. Haines, the Bank’s Regional President for Western Oklahoma and Kansas, is the brother of our Chairman of the Board and Lisa K. Haines, the Bank’s Executive Vice President and Chief Marketing Officer, is the daughter of our Chairman of the Board. The background experience of Douglas A. Haines and Lisa K. Haines are discussed under the heading “Executive Officers”. During the year ended 2020, we paid Douglas A. Haines $282,008 cash compensation, issued him 1,000 restricted stock units with a grant date fair market value of $18,500, and issued him options to purchase 1,250 shares of stock with a grant date fair market value of $8,200 for his services as an employee. During the year ended 2020, we paid Lisa K. Haines $191,538 cash compensation and issued her options to purchase 1,750 shares of stock with a grant date fair market value of $11,500 for her services as an employee. These individuals are also entitled to participate in the general welfare programs of the Bank to the same extent as the other Bank employees.
Registration Rights Agreement
In connection with our initial public offering, we entered into a registration rights agreement with the Haines Family Trusts. The agreement provides the Haines Family Trusts with certain demand and piggyback registration rights in respect of any registrable shares of our common stock held by them, subject to various conditions and limitations as set forth in the agreement. We will pay all expenses in connection with any such registrations.

Branch Lease Transaction
Chairman Haines is the manager of Haines Realty Investments Co., LLC, or Haines Realty, a business entity owned by trusts established for Lisa K. Haines and Julee S. Thummel, his daughters. The Bank leases its branch located in Woodward, Oklahoma from Haines Realty. During 2020, lease and common area maintenance payments to Haines Realty totaled $177,000.00 which we believe to be consistent with prevailing market terms.
Loan Purchases
Chairman Haines is the sole member and manager of Haines Capital Group, LLC. During 2020, Haines Capital Group, LLC purchased two loans from Bank7 totaling $20.4 million. The loans were sold in-full, at par value, and without recourse.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file certain reports with the SEC concerning their beneficial ownership of our equity securities. The SEC’s regulations also require that a copy of all such Section 16(a) forms filed must be furnished to us by the executive officers, directors and greater than 10% shareholders. To our knowledge, based solely on a review of the copies of such forms and amendments thereto received by us with respect to 2020, all Section 16(a) filing requirements were timely met. We make no representation regarding persons who have not identified themselves as being subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 or as to the appropriateness of disclaimers of beneficial ownership.

REPORT OF THE AUDIT COMMITTEE
The Company’s Audit Committee oversees and reports to the board of directors regarding accounting and financial reporting processes, the audits of the financial statements, the qualifications and independence of the independent registered public accounting firm engaged to provide independent audits and related services, and the performance of the internal audit function and independent registered public accounting firm; and also performs the other duties of the committee specified by federal securities laws and regulations, the Federal Deposit Insurance Act and related regulations, the listing standards of the NASDAQ Stock Exchange, and its charter. The committee (1) has reviewed and discussed the audited financial statements included in the Company’s 2020 Annual Report on Form 10-K with management; (2) has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 16 (Communication with Audit Committees); and (3) has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the committee concerning independence and has discussed independence with the independent registered public accounting firm. Based upon this review, discussion, disclosures, and materials described in (1) through (3), the committee recommended to the board of directors that the audited financial statements be included in the 2020 Annual Report on Form 10-K. The committee also has considered whether the amount and nature of non-audit services rendered by the independent accountant are consistent with its independence.
March 25, 2021	William M. Buergler, Chairman
Charles W. Brown
J. Michael Sanner Gary D. Whitcomb

PROPOSAL 4—RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021
Our Audit Committee recommended and our board of directors approved the engagement of BKD LLP as our independent registered public accounting firm for 2021. The board of directors is submitting this appointment to the vote of the shareholders for ratification.
The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of BKD LLP as our independent registered public accounting firm for 2021. Therefore, abstentions effectively count as votes against this proposal. If the appointment is not ratified by shareholders holding a majority of our issued and outstanding common stock, the vote will be considered in connection with the auditor appointment for 2022. However, it is not anticipated that any change in our independent registered public accounting firm would be made for 2021 because of the difficulty and expense of making another change so long after the beginning of the year.
Our board of directors recommends that you vote “FOR” the ratification of BKD LLP as our independent registered public accounting firm for 2021.
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
A representative of BKD LLP, the Company’s independent certified public accounting firm, is expected to be present at the Annual Meeting to respond to shareholders’ questions and will have the opportunity to make a statement.
Fees
The following table presents the aggregate fees paid or accrued by the Company to its independent registered public accounting firms BKD LLP for the year ended December 31, 2019 and 2020
Fee Category	2020	2019
Audit Fees	$278,810	$246,395
Audit - Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$278,810	$246,395
Audit Fees. Consists of fees and expenses for professional services rendered for the audit of our consolidated financial statements, for review of financial statements included in our quarterly reports on Form 10-Q, and for other services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
Audit-Related Fees. Consists of aggregate fees and expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”
Tax Fees. Consists of aggregate fees billed for professional services rendered for tax compliance, tax advice, and tax planning.
All Other Fees. Consists of aggregate fees billed for products and services that are not reported under “Audit Fees,” Audit-Related Fees,” and “Tax Fees.”
Preapproval of Services
The Audit Committee is required by SEC regulations to preapprove all auditing services and permitted non-audit services provided by the Company’s independent registered public accounting firm. There is an exception for preapproval of non-audit services if the aggregate amount of all such non-audit services provided to us constitutes not more than five percent of the total amount of revenues paid by it to its independent registered public accounting firm during the fiscal year in which the non-audit services are provided; such services were not recognized by us at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the committee and approved prior to the completion of the audit by the committee or by one or more members of the committee to whom authority to grant such approval has been delegated by the committee. All audit services and permitted non-audit services to be performed by our independent auditor have been preapproved by the Audit Committee as required by SEC regulations and the Audit Committee’s charter without exception.
OTHER MATTERS
The Board is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement and matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted as determined by a majority of the board of directors.
SHAREHOLDER PROPOSALS AND COMMUNICATIONS
Any shareholder proposal to take action at the year 2022 annual meeting of shareholders must be received at our executive office at 1039 N.W. 63rd Street, Oklahoma City, Oklahoma 73116 no later than December 7, 2021, in order to be eligible for inclusion in the Company’s proxy materials for that meeting, unless the date of the 2022 annual meeting is more than 30 days from May 20, 2022, in which case the deadline is a reasonable time before we begin to print and send proxy materials. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934. Under our Bylaws, a shareholder proposal or nomination for director may be eligible for consideration if written notice (together with all supporting documentation required by our bylaws) is delivered or mailed to the Secretary, in the case of an annual meeting of shareholders, not earlier than 120 days and not later than 90 days prior to the first anniversary of the prior year’s annual meeting.
Our shareholders may communicate with the board of directors or any individual director by addressing correspondence to the Board or such director in care of the Secretary at our main office by mail, courier, or facsimile or by e-mail at investorrelations@bank7.com.
BY ORDER OF THE BOARD OF DIRECTORS

Director, Senior Executive Vice President, Chief
Operating Officer and Secretary
Oklahoma City, Oklahoma
April 9, 2021
ANNUAL REPORT ON FORM 10-K
A copy of our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission, will be furnished without charge to shareholders as of the record date upon written request to: John T. Phillips, Secretary, Bank7 Corp., 1039 N.W. 63rd Street, Oklahoma City, Oklahoma 73116.

APPENDIX A
Amendments to Amended and Restated Certificate of Incorporation to Declassify Board of Directors
FIFTH. The number of directors which shall constitute the entire Board of Directors shall not be less than three (3) nor more than fifteen (15) and shall be such number as shall be from time to time specified by resolution of the Board of Directors; provided, however, no director’s term shall be shortened by reason of a resolution reducing the number of directors. ~~The Board of Directors shall be divided into three classes as nearly equal in number as may be feasible, hereby designated as Class I, Class II and Class III, with the term of office of one class expiring each year. For the purposes hereof, the initial Class I, Class II and Class III directors shall be so designated by a resolution of the Board of Directors.~~ Each director shall serve for a term ending on the ~~third~~ next annual meeting of shareholders following the annual meeting of shareholders at which such director was elected until such directors’ successors are duly elected and qualified, or until his or her earlier death, resignation or removal; ~~provided, however, that the directors first elected to Class I shall serve for a term ending on the Corporation’s first annual meeting of shareholders following the effectiveness of this Certificate of Incorporation, the directors first elected to Class II shall serve for a term ending on the Corporation’s second annual meeting of shareholders following the effectiveness of this Certificate of Incorporation, and the directors first elected to Class III shall serve for a term ending on the Corporation’s third annual meeting of shareholders following the effectiveness of this Certificate of Incorporation, and in each case, until such directors’ successors are duly elected and qualified.~~
Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the director so chosen to fill that vacancy shall complete the term of the director he or she succeeds (~~or shall complete the term of the class of directors in which the new directorship was created)~~ and shall hold office until such director’s successor shall have been elected and qualified or until such director’s earlier death, resignation or removal. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office. Directors shall continue in office until their respective successors are duly elected and qualified in their stead, or until their earlier death, resignation or removal. ~~When the number of directors is changed, each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term and such director’s successor is duly elected and qualified, and any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the directors then in office, though less than a quorum, as to make all classes as nearly equal in number as may be feasible.~~
The shareholders may remove one or more directors at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal. ~~Notwithstanding the preceding sentence, directors may only be removed for cause and only upon the affirmative vote of at least a majority of the shares then entitled to vote at an election of directors.~~ If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove such director.
A-1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. ET on May 19, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. ET on May 19, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D45361-P51724 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BANK7 CORP.

The Board of Directors recommends you vote FOR all the nominees listed and FOR proposals 1 and 4.

		For	Against	Abstain
1.	Amendment of the Amended and Restated Certificate of Incorporation to declassify the Board of Directors	☐	☐	☐
2.	If proposal 1 to declassify the board is approved, to elect the eight directors nominated by the Board of Directors			
2a.	Charles W. Brown	☐	☐	☐
2b.	William M. Buergler	☐	☐	☐
2c.	Teresa "Tracy" L. Dick	☐	☐	☐
2d.	William B. "Brad" Haines	☐	☐	☐
2e.	John T. "J.T." Phillips	☐	☐	☐
2f.	J. Michael Sanner	☐	☐	☐
2g.	Thomas L. "Tom" Travis	☐	☐	☐
2h.	Gary D. Whitcomb	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

		For	Against	Abstain
3.	If proposal 1 to declassify the Board is not approved, to elect the three directors nominated by the Board of Directors as Class III directors to serve for a term of three years			
3a.	William B. "Brad" Haines	☐	☐	☐
3b.	Gary D. Whitcomb	☐	☐	☐
3c.	Teresa "Tracy" L. Dick	☐	☐	☐
4.	Proposal to ratify the appointment of BKD LLP as the independent registered public accounting firm for 2021	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D45362-P51724

BANK7 CORP.
Annual Meeting of Shareholders
May 20, 2021 11:30 AM
This proxy is solicited by the Board of Directors

Thomas L. Travis or Kelly J. Harris, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Bank7 Corp. to be held on May 20, 2021 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the proxies will have the authority to vote FOR the proposal to amend our Amended and Restated Certificate of Incorporation to declassify our Board of Directors, if proposal 1 is approved, FOR the election of all eight director nominees, if proposal 1 is not approved, FOR the election of the three nominees as Class III directors and FOR the ratification of the appointment of BKD LLP as the independent registered public accounting firm for the year 2021.

Continued and to be signed on reverse side